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[AETNA LOGO]               Individual Variable Single Premium       Phone                Aetna Life Insurance and Annuity Company
                           Immediate Annuity (SPIA) Application     1-800-238-6254       New Business Unit
                           (NY)                                     FAX                  151 Farmington Avenue
                                                                    1-860-273-6903       Hartford, CT 06156-0005
                          [ ] Internal    [ ] External
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Type of Contract          Type of Contract    [ ] Nonqualified Annuity Regular    [ ] Nonqualified Annuity-1035 Exchange
                                                                                      (attach assignment form)
                                              [ ] 403(b) Rollover                 [ ] 408(b) IRA Transfer/Rollover
                                                                                                          [ ] 401(a) Qualified Plan
                          ----------------------------------------------------------------------------------------------------------
                          Subject to ERISA (Must be completed if 401(a) Qualified Plan or 403(b)
                          Rollover is indicated.)                                                               [ ] Yes [ ] No
------------------------- ---------------------------------------------------------------- -----------------------------------------
Contractholder            Name (Last, First, Middle Initial)                               Social Security No.
Information
                          ---------------------------------------------------------------- -----------------------------------------
Contractholder will be    Address (No. & Street/P.O. Box)                                  Telephone No.
payee unless otherwise                                                                     [ ] Home   [ ] Work
requested. This
information will          ---------------------------------------------------------------- ------------------------ ----------------
be used for tax           City/Town, State, Zip Code                                       [ ] Male   [ ] Female  [ ] Date of Birth
reporting.

                          ----------------------------------------------------------------------------------------------------------
Changes to SS# or Date    Are you associated with a National Association of Securities Dealer Firm?  [ ] Yes [ ] No
of Birth must be          If yes, please specify:
initialed.
------------------------- --------------------------------------------------------------- ------------------------------------------
Annuitant                 Name (Last, First, Middle Initial)                              Social Security No.
If different from
Contractholder.           --------------------------------------------------------------- ------------------------------------------
If an IRA or 403(b),      Address (No. & Street/P.O. Box)                                 Telephone No.
Annuitant and                                                                             [ ] Home     [ ] Work
Contractholder must be    --------------------------------------------------------------- ------------------------------------------
the same person.          City/Town, State, Zip Code                                      [ ] Male  [ ] Female   [ ] Date of Birth

                          --------------------------------------------------------------- ------------------------------------------


------------------------- ----------------------------------------------------- --------------------------- ------------ -----------
Joint Annuitant           Name (Last, First, Middle Initial)  Relationship  Social Security No.   [ ] Male     [ ]  Date of Birth
Joint lifetime option                                                                             [ ] Female
only.
------------------------- ----------------------------------------------------------------------------------------------------------
Annuity Options           [ ] Fixed Only     [ ] Variable Only      [ ] Combination Variable/Fixed (Only one box may be checked)
                          ----------------------------------------------------------------------------------------------------------
                          ----------------------------------- -------------------------------------------- -------------------------
                                                                                                           Purchase Payment Amount
Complete the type of      (Only one option may be elected)    If applicable, apply payments to Aetna
Annuity and select an                                         Contract                                     $
Annuity Option.
Include copy of birth                                         ___________________________________
certificate for Life or                                       -------------------------------------------- -------------------------
Joint Life Options.       Non-Lifetime-Option                                    Joint Lifetime Options
For an IRA, 401 or        [ ] A. Period Certain of ______ (5-30 years)           [ ] D. Joint & 100% Survivor
403(b) contract, the                                                             [ ] E. Joint & 100% Survivor with Guarantee of ___
Annuity Option election                                                                 (5-30 years)
must comply with                                                                 [ ] F. Joint & 66-2/3% Survivor
IRC 401(a)(9). If                                                              [ ] G. Joint & 50% Survivor
subject to ERISA a        Single Lifetime Options                                [ ] H. Joint & 50% Contingent Survivor
Joint Lifetime Option     [ ] B. Single Life Only
must be elected, unless   [ ] C. Single Life with Guarantee of ______
spousal consent is               (5-30 years)
provided.
------------------------- ----------------------------------------------------------------------------------------------------------
Additional Features       [ ] Cash Refund (Only available with Lifetime Options B and D above.)
Cash Refund &             [ ] Increasing Annuity (Only available with Non-Lifetime Option A and Lifetime Options B, C, D or E.)
Increasing Annuity may         _____% 1, 2 or 3% Annual Increase (Complete desired percentage.)
only be elected if the    [ ] Commutability of Fixed Non-Lifetime Option A. (Available with Fixed only or Combination
Fixed Only option is          Variable/Fixed.)
indicated above.

------------------------- ----------------------------------------------------------------------------------------- ----------------
Investment Options        Variable Options: (Select up to four)                                                   Assumed Annual Net
                          Global / International Growth     ____% [123] Janus Aspen Worldwide Growth Portfolio    Return Rate
Complete Investment                                         ____% [104] PPI Scudder International Growth          (3-1/2% will be
Options if Variable                                                     Portfolio                                 assumed if no
Only or a Combination       Aggressive Growth               ____% [042] Aetna Variable Small Company Portfolio    election is made.)
Variable/Fixed option                                       ____% [106] PPI MFS Emerging Equities Portfolio
is indicated above.         Growth                          ____% [040] Aetna Variable Growth Portfolio          [ ] 3-1/2%
                                                            ____% [117] Janus Aspen Growth Portfolio
Up to four variable                                         ____% [100] PPI MFS Value Equity Portfolio           [ ] 5%
options may be selected.    Growth & Income (Stocks)        ____% [001] Aetna Variable Fund
                                                            ____% [035] Aetna Variable Index Plus Portfolio
                            Growth & Income (Stocks & Bonds)____% [008] Aetna Investment Advisers Fund
                            Asset Allocation                ____% [032] Aetna Crossroads Variable Portfolio
                                                            ____% [033] Aetna Legacy Variable Portfolio
                            Income                          ____% [004] Aetna Income Shares
                                                            ____% [132] Fidelity VIP High Income Portfolio
                                                            ____% [098] Oppenheimer Strategic Bond Fund
                            Stability of Principal          ____% [003] Aetna Variable Encore Fund
                          Fixed Dollar Option:              ____% ALIAC Fixed Dollar
                                                            100 % Total
------------------------- ----------------------------------------------------------------------------------------------------------
Replacement               Will this contract change or replace any existing life insurance or annuity contracts?  [ ] Yes [ ] No
Information               (If yes, provide carrier name and account number:) [ ] Aetna Other [ ] Carrier_______________
                          Account No.____________________
                          For an Aetna Annuity replacement only, I have received annuity option proposals for both the original and
                          new contracts and understand the differences:    [ ] Yes  [ ] No

82950-1 (NY) (11/97)     cat 2000846401


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Beneficiary(ies)           Unless directed otherwise, we will pay any death benefit in equal shares to the primary beneficiary(ies)
                           named or to all living members of a class (e.g., children). If no primary beneficiary is living, payment will be made in equal shares to the contingent beneficiary(ies). If more than two (2) beneficiaries, please attach a separate sheet.
                           --------- --------- ----------------------------------------- ------------------------ ------ -----------
                           Primary  Contingent Complete Legal Name / Date of Birth  Relationship          %    Social Security No.
                             [ ]      [ ]      -----------------------------------  -------------------  ---        -----------
                             [ ]      [ ]      -----------------------------------  -------------------  ---        -----------
                           If subject to ERISA, a spouse must be the primary beneficiary for at least 50%, unless spousal consent is provided.

-------------------------- ------------------------------------------------------------------------------- -------------------------
Payment Information                                                                                        First Payment Date
Check box for frequency    Payment Frequency -  [ ] monthly(default)   [ ] quarterly   [ ] semi - annually
of payment.                [ ] annually
-------------------------- ---------------------------------------------------------------------------------------------------------
Form W-4P                  Periodic payments from a settlement option are generally subject to Federal Income Tax withholding
OMB NO. 1545-0415          unless you elect not to have withholding apply. TDA and Pension: For stated period of less than 10
Withholding Notice and     years, 20% may apply (you cannot elect out). See Special Tax Notice. Tax will be withheld only on
Election.                  the portion that is subject to Federal Income Tax. There will be no withholding on dollars that have already been taxed.
Complete for payments      Elect withholding or no withholding by checking the appropriate box below. To
from a 401(a), 403(b),     change or revoke your election, send a new Form W-4P (available at IRS offices) to Aetna. This
408(b) or Nonqualified     change will be effective no later than the January 1, May 1, July 1, or October 1 after it is
annuity contract.          received provided we receive it 30 days prior to that date.Otherwise, the change or revocation will be effective on the next scheduled date. Whether or not you have tax withheld, by January 31 of each year, you will receive a statement from Aetna showing the total taxable amount of your distribution and the total income tax withheld, if any. CAUTION: There are penalties for not paying enough tax during the year, either through withholding or estimated tax payments, or both. For more information see IRS Publication 505, Tax Withholding and Estimated Tax.


                           COMPLETE THE FOLLOWING APPLICABLE LINES:
                           [ ] 1. I elect to have no income tax withheld from my annuity. (Do not complete lines 2 or 3.)
                           [ ] 2. I elect to have taxes withheld from each periodic annuity payment to be figured using the number of allowances and marital status shown:__________________ (allowances).  (You may also designate an additional amount on line 3.)
                                       [ ] SINGLE  [ ] MARRIED      [ ] MARRIED, BUT WITHHOLD AT HIGHER SINGLE RATE
                           [ ] 3. I want the following additional amount withheld from each pension or annuity payment.  Note: For periodic payments, you cannot enter an amount here without entering the number (including zero)
                                  of allowances on line 2:  $ ___________
-------------------------- ---------------------------------------------------------------------------------------------------------
Internal Rollovers         Reason for Disbursement from Accumulation Contract:

                            [ ] Age 59-1/2    [ ] Separation from Service     [ ] Death     [ ] Other ______________________________

-------------------------- ---------------------------------------------------------------------------------------------------------
Your Acknowledgment        For Internal Rollovers only:   I authorize Aetna to transfer to this contract, the balance of my
Distribution Channel:      account(s) noted in the Replacement Information Section.
Workplace                  For Rollovers for TDA and Pension Participants:   I, the payee, have received the Special Tax Notice and
[ ] Career                 waive the 30 day notice requirement.
[ ] Independent            I certify that this information is correct and complete and, under penalty of perjury,
[ ] Other                  the Social Security number(s) shown on this form is/are correct.
                           I understand that when based on the investment experience of a Separate Account, all payments and
Financial Institution      contract values are variable and are not guaranteed as to fixed dollar amount, and I have received a
[ ] Broker/Dealer          current prospectus.
[ ] Bank                   I understand the following individual(s)/organization(s) will receive compensation as the result of my
[ ] Other                  purchase (completed by agent):
                           _____________________________/________________________________/________________________
Life                      [ ] Please send me a Statement of Additional Information.
[ ] MGA                   [ ] The Company (Aetna Life Insurance and Annuity Company) may hold my application and Purchase Payment
[ ] Life Brokerage Manager    if it cannot accept my application within five business days after receiving it at its home office.
[ ] Other
[ ] AFSI Rep
                           ---------------------------------------------------- --------------------------------------- ------------
                           Signature of Contractholder                          City , State Where Signed               Date

                           -------------------------------------------------------------------------------------------- ------------
                           Signature of Payee                                                                           Date

-------------------------- ---------------------------------------------------------------------------------------------------------
Registered                 Do you have any reason to believe any existing insurance and/or annuity contracts will be modified or
Representative              replaced if this contract is issued?     [ ] Yes     [ ] No
                           --------------------------------------------------- ---------------------------------------- ------------
                           Broker/Dealer Firm (Print)                          Representative's Name (Print)

                           --------------------------------------------------- -----------------------------------------------------
                           Agency/Agent Code                                   Social Security No.                 State License No.

                           --------------------------------------------------- ---------------------------------------- ------------
                           Signature of Registered Representative              Date                                     Phone No.

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82950-1(NY)(11/97) Cat 2000846401